                                                                   EXHIBIT 20.7

                           [WFS FINANCIAL LETTERHEAD]


                               OWNER TRUST 1996-A

                   ANNUAL STATEMENT TO SECURITY HOLDERS 5.07
                            FOR SERVICE PERIOD 1996


                                                                                Disbursement Date
                                                           --------------------------------------------------------------------
                                                           March 1         June 1         September 1      December 1     Total
                                                           -------         ------         -----------      ----------     -----

PART I.    DISTRIBUTIONS

            Interest Paid - Class A1                                      969,687.50      466,694.66            0.00    1,436,382.16
            Interest Paid - Class A2                                    2,066,250.00    2,066,250.00    1,925,681.09    6,058,181.09
            Interest Paid - Class A3                                    1,739,375.00    1,739,375.00    1,739,375.00    5,218,125.00
            Interest Paid - Class A4                                    1,383,750.00    1,383,750.00    1,383,750.00    4,151,250.00
            Interest Paid - Class A5                                      455,015.63      455,015.63      455,015.63    1,365,046.89
            Interest Paid - Certificate                                   526,225.00      526,225.00      512,512.31    1,564,962.31
                                                       -------------    ------------    ------------    ------------   -------------
                 Total Interest Paid                            0.00    7,140,303.13    6,637,310.29    6,016,334.03   19,793,947.45
                                                       -------------    ------------    ------------    ------------   -------------

            Principal Paid - Class A1                                  37,606,941.24   34,893,058.76            0.00   72,500,000.00
            Principal Paid - Class A2                                           0.00    9,864,484.72   40,599,375.23   50,463,859.95
            Principal Paid - Class A3                                           0.00            0.00            0.00            0.00
            Principal Paid - Class A4                                           0.00            0.00            0.00            0.00
            Principal Paid - Class A5                                           0.00            0.00            0.00            0.00
            Principal Paid - Certificate                                        0.00      884,689.62    3,641,127.43    4,525,817.05
                                                       -------------    ------------    ------------    ------------   -------------
                 Total Principal Paid                           0.00   37,606,941.24   45,642,233.10   44,240,502.66  127,489,677.00
                                                       -------------    ------------    ------------    ------------   -------------

PART II     SERVICING FEES

             Total Servicing Fees Paid                          0.00      808,334.00    1,958,157.00    1,042,412.00    3,808,903.00
                                                       -------------    ------------    ------------    ------------   -------------

PART III    SHORTFALLS

            Class A1 Interest Shortfall                         0.00            0.00            0.00            0.00            0.00
            Class A2 Interest Shortfall                         0.00            0.00            0.00            0.00            0.00
            Class A3 Interest Shortfall                         0.00            0.00            0.00            0.00            0.00
            Class A4 Interest Shortfall                         0.00            0.00            0.00            0.00            0.00
            Class A5 Interest Shortfall                         0.00            0.00            0.00            0.00            0.00
            Certificate Class Interest Shortfall                0.00            0.00            0.00            0.00            0.00
                                                       -------------    ------------    ------------    ------------   -------------
                 Total Interest Shortfall                       0.00            0.00            0.00            0.00            0.00
                                                       -------------    ------------    ------------    ------------   -------------

            Class A1 Principal Shortfall                        0.00            0.00            0.00            0.00            0.00
            Class A2 Principal Shortfall                        0.00            0.00            0.00            0.00            0.00
            Class A3 Principal Shortfall                        0.00            0.00            0.00            0.00            0.00
            Class A4 Principal Shortfall                        0.00            0.00            0.00            0.00            0.00
            Class A5 Principal Shortfall                        0.00            0.00            0.00            0.00            0.00
            Certificate Class Principal Shortfall               0.00            0.00            0.00            0.00            0.00
                                                       -------------    ------------    ------------    ------------   -------------
                 Total Principal Shortfall                      0.00            0.00            0.00            0.00            0.00
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PART IV.   OFFICER'S CERTIFICATE


All computations presented reflect accurate information for the calendar period ended 1996 and were performed in conformity with the Sale and Servicing
Agreement dated March 1, 1996.



                                        /s/  JIM DOWLAN
                                        -----------------------------------
                                             Jim Dowlan
                                             Senior Executive Vice President


                                        /s/  MARK OLSON
                                        -----------------------------------
                                             Mark Olson
                                             Controller